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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ascend Communications, Inc. 1998 Supplemental Stock Incentive Plan for the registration of 5,000,000 shares of its common stock, of our report dated January 22, 1998 with respect to the consolidated financial statements and financial statement schedule of Ascend
Communications, Inc. included in its annual report (Form 10-K/A) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




Walnut Creek, California
October 6, 1998


                                                  /s/ Ernst & Young LLP